WELLS VA+

                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Independent  Auditors" in the  Registration  Statement
(Form S-2 No.  333-25761)  and related  Prospectus  of  American  Skandia  Life  Assurance  Corporation  and to the
incorporation  by  reference  therein of our  report  dated  February  3, 2003,  with  respect to the  consolidated financial  statements of American Skandia Life Assurance  Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002,  filed with the Securities  and Exchange  Commission.  We also consent to the use of our report dated March 25, 2003 on American Skandia Life Assurance  Corporation  Variable Account B appearing in the Statement of Additional Information.

                                                              /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2003